Exhibit 4.5

Amendment No. 1 to the Share Purchase Agreement dated January 5, 2025

Executed and signed on June 26, 2025

Between:	GIX INTERNET LTD Public Company No. 520040262 11 Menachem Begin Road, Ramat Gan 5268104 (hereinafter: the “Company” or “GIX”) On the First Part;

And between:	Deliverz.AI LTD Private Company No. 515592301 54 Arlozorov Street, Tel Aviv – Yafo 6248827 (hereinafter: “Deliverz”) On the Second Part;

And between:	The shareholders of Deliverz as detailed in Appendix A to this Agreement (hereinafter: “Deliverz Shareholders”) On the Third Part;

(The Company, Deliverz, and the Deliverz Shareholders shall collectively be referred to hereinafter as the “Parties”)

Whereas	On January 5, 2025, the Parties entered into a share purchase agreement for the acquisition of shares in Deliverz in exchange for the allocation of shares in the Company, which was approved by the general meeting of the Company on May 28, 2025 (the “Agreement”);

And whereas	The Parties wish to amend the Agreement as follows;

Therefore, it is declared, agreed, and stipulated by and between the Parties as follows:

1.	Section 2.26 shall be deleted in its entirety.

2.	Section 2.27 shall be deleted in its entirety.

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3.	Section 4.10 shall be amended as follows:

“As of the date of this Agreement, the Company holds shares in the companies listed in the annual report (the “Held Companies”). The Company intends to consider the distribution of dividends with respect to its holdings in VIEWBIX shares in one or both of the following manners: (a) distribution in kind of all or part of the VIEWBIX shares held by it as a dividend in kind to the Company’s shareholders; and/or (b) sale of the VIEWBIX shares held by the Company and distribution of a dividend equal to the net proceeds from such sale, or a portion thereof, as determined by the Company’s Board of Directors (“VIEWBIX Dividend Distribution”). The Company has no obligations towards the Held Companies, including any investment and/or guarantee obligations and/or any other obligations whatsoever, and the Company is not obligated to fulfill the obligations of the Held Companies. Other than the Held Companies, the Company holds no interest in any other company or affiliate or subsidiary.”

4.	Section 4.13 – The following words shall be added to Section 4.13: “Without derogating from the foregoing, the Company may obtain credit prior to the Closing Date in order to meet its obligations, including financing the obligation set forth in Section 6.4 as amended below.”

5.	Section 4.19 – The words “for the purpose of calculating the Net Cash Amount at Closing” at the end of the section shall be deleted.

6.	Section 4.20 shall be deleted in its entirety.

7.	Section 4.22 shall be deleted in its entirety.

8.	Section 6.2 – The words “and after the capital raising to be completed prior to the completion of the transaction for the purpose of fulfilling the terms of this Agreement” at the end of the section shall be deleted.

9.	Section 6.4 shall be deleted in its entirety and replaced with the following: “Starting from the month in which the Completion Date occurs and for 12 consecutive months thereafter, the Company shall transfer to Deliverz an amount of ILS 300,000 each month for the purpose of funding Deliverz’s working capital, for a total amount of ILS 3.6 million.”

10.	Section 7.1 of the Agreement shall be amended as follows:

“As part of the terms of office and employment of Amir, serving as CEO of Deliverz, attached as Appendix 7.1 to this Agreement (the “Employment Agreement of Amir”), the Company shall allocate to Amir, upon completion of the transaction, options equal to 5% of the issued and paid-up share capital of the merged company as of the Completion Date, on a fully diluted basis including dilution for the Milestone Shares, and in any case not more than an amount which, together with the shares of the Company to be allocated to Amir on the Closing Date, reflects a holding of 9.99% of the Company’s share capital on a fully diluted basis (“Option Share Capital”), all subject to the following terms...”

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11.	Section 7.2 shall be deleted in its entirety and replaced with the following: “The options shall be allocated pursuant to the provisions of Section 102 of the Income Tax Ordinance.”

12.	Section 8.8 – The words “and the VAT amount shall not be deducted from the cash amount for the purpose of calculating the Net Cash Amount at Closing as stated in Section 4.20 above” at the end of the section shall be deleted.

13.	Section 12.1 – The sentence “It is clarified that the purchase cost of the policy for the entire period shall be paid by the Company prior to completion of the transaction and shall not reduce the Net Cash Amount at Closing.” shall be deleted.

14.	Section 14.2 shall be deleted in its entirety.

15.	Section 15.7 shall be amended as follows:

“An undertaking letter whereby if a VIEWBIX Dividend Distribution, as defined above, is carried out in the form of a ~~distribution in kind of VIEWBIX shares~~, the Deliverz Shareholders and the Founder shall sign a waiver letter as required under the stock exchange clearinghouse regulations, pursuant to which they waive their share ~~in the dividend~~ in respect of the VIEWBIX Dividend Distribution as said.”

16.	Section 15.20 shall be deleted.

17.	Section 16.1 of the Agreement shall be amended as follows:

“Completion of the transaction pursuant to this Agreement and its performance shall be subject to the full and cumulative fulfillment of each of the conditions precedent set forth in this section by ~~March~~ July 31, 2025.”

18.	Section 16.1.5 shall be deleted.

19.	Section 16.3 of the Agreement shall be amended as follows:

“If all of the conditions precedent set forth in this section have not been fulfilled by ~~March~~ July 31, 2025 (hereinafter: the “Final Date”), any of the Parties may notify the extension of the period for their fulfillment until ~~April 30~~ August 15, 2025 (hereinafter: the “Deferred Date”)...”

20.	Section 18.2 – The words “and shall not reduce the Net Cash Amount at Closing” shall be deleted.

21.	Except as expressly provided in this Amendment, no other changes shall be made to the provisions of the Agreement, and all other provisions shall remain in full force and effect.

[Signatures of the Parties on the next page]

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In Witness Whereof The Parties Hereto Have Hereunto Set Their Hands:

/s/ Amitay Weiss /s/ Amihay Hadad /s/ Eliyahu Yoresh	/s/ Amir Nardimon /s/ Avi Ben David
GIX INTERNET LTD By its authorized signatories:	Deliverz.AI LTD By its authorized signatories:

Deliverz Shareholders

Deliverz Shareholders:

/s/ Victor Tshuva & Co. Law Offices	/s/ Avi Ben David	/s/ Roni Ben David
Victor Tshuva & Co. Law Offices	I.L.D.H. Ben David Holdings Ltd.	Dana Optimum Investments Ltd.

/s/ Amir Nardimon	/s/ Moshe Dayan	/s/ Lavi Krasney
Amir Nardimon	Moshe Dahan	CAPITALINK LTD

Confirmation by Founder

We, the undersigned, M.R.M. MERHAVIT HOLDINGS AND MANAGEMENT LTD, hereby confirm, agree, and accept solely those provisions of the above amendment to the Agreement that refer to our Company.

/s/ Moti Menashe
M.R.M. MERHAVIT HOLDINGS AND MANAGEMENT LTD

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In Witness Whereof The Parties Hereto Have Hereunto Set Their Hands:

/s/ Amitay Weiss /s/ Amihay Hadad /s/ Eliyahu Yoresh	/s/ Amir Nardimon /s/ Avi Ben David
GIX INTERNET LTD By its authorized signatories:	Deliverz.AI LTD By its authorized signatories:

Deliverz Shareholders

Deliverz Shareholders:

/s/ Victor Tshuva & Co. Law Offices	/s/ Avi Ben David	/s/ Roni Ben David
Victor Tshuva & Co. Law Offices	I.L.D.H. Ben David Holdings Ltd.	Dana Optimum Investments Ltd.

/s/ Amir Nardimon	/s/ Moshe Dayan	/s/ Lavi Krasney
Amir Nardimon	Moshe Dahan	CAPITALINK LTD

Confirmation by Founder

We, the undersigned, M.R.M. MERHAVIT HOLDINGS AND MANAGEMENT LTD, hereby confirm, agree, and accept solely those provisions of the above Agreement that refer to our Company.

/s/ Moti Mensahe
M.R.M. MERHAVIT HOLDINGS AND MANAGEMENT LTD

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In Witness Whereof The Parties Hereto Have Hereunto Set Their Hands:

/s/ Amitay Weiss /s/ Amihay Hadad /s/ Eliyahu Yoresh	/s/ Amir Nardimon /s/ Avi Ben David
GIX INTERNET LTD By its authorized signatories:	Deliverz.AI LTD By its authorized signatories:

Deliverz Shareholders

Deliverz Shareholders:

/s/ Victor Tshuva & Co. Law Offices	/s/ Avi Ben David	/s/ Roni Ben David
Victor Tshuva & Co. Law Offices	I.L.D.H. Ben David Holdings Ltd.	Dana Optimum Investments Ltd.

/s/ Amir Nardimon	/s/ Moshe Dayan	/s/ Lavi Krasney
Amir Nardimon	Moshe Dahan	CAPITALINK LTD

Confirmation by Founder

We, the undersigned, M.R.M. MERHAVIT HOLDINGS AND MANAGEMENT LTD, hereby confirm, agree, and accept solely those provisions of the above amendment to the Agreement that refer to our Company.

/s/ Moti Menashe
M.R.M. MERHAVIT HOLDINGS AND MANAGEMENT LTD